UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 1, 2019
Date of Report (date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of Principal Executive Offices and Zip Code)

(855) 283-9237
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	PSXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sales of Equity Securities.

On August 1, 2019, Phillips 66 Partners LP (the “Partnership”) and Phillips 66 Partners GP LLC (the “General Partner”), an indirect wholly owned subsidiary of Phillips 66 and the general partner of the Partnership, closed the previously announced transactions contemplated by the Partnership Interests Restructuring Agreement, dated as of July 24, 2019 (the “Agreement”), by and between the Partnership and the General Partner. As described in the Partnership's Current Report on Form 8-K filed on July 26, 2019, pursuant to the Agreement, all of the outstanding incentive distribution rights (the “IDRs”) of the Partnership, which were held by the General Partner, were cancelled and the General Partner’s approximately 2% general partner interest in the Partnership was converted into a non-economic general partner interest in the Partnership in exchange for an aggregate 101,000,000 common units (“Common Units”) representing limited partner interests in the Partnership (collectively, the “IDR Restructuring”).
The sale and issuance of the Common Units in connection with the IDR Restructuring is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2019, in connection with the closing of the IDR Restructuring, the General Partner amended and restated the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 6, 2017 by executing the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Third Amended and Restated Partnership Agreement”). The Third Amended and Restated Partnership Agreement gives effect to the IDR Restructuring by providing for, among other things, (i) the cancellation of the IDRs, (ii) the conversion of the General Partner’s approximately 2.0% general partner interest in the Partnership into a non-economic general partner interest and (iii) the elimination of certain legacy provisions that no longer apply, including provisions related to the IDRs and the economic general partner interest.

The disclosure contained in this Item 5.03 does not purport to be a complete description of the Third Amended and Restated Partnership Agreement and is qualified in its entirety by reference to the full text of the Third Amended and Restated Partnership Agreement, which is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Agreement of Limited Partnership of Phillips 66 Partners LP dated as of August 1, 2019
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
By: Phillips 66 Partners GP LLC, its general partner

Dated: August 1, 2019	By:/s/ Rosy Zuklic
Rosy Zuklic
Vice President and Chief Operating Officer